Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

MAY 2017 MONTHLY DIVIDEND AND

APRIL 30, 2017 RMBS PORTFOLIO CHARACTERISTICS

•	May 2017 Monthly Dividend of $0.14 Per Share

•	RMBS Portfolio Characteristics as of April 30, 2017

Vero Beach, Fla., May 10, 2017—Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of May 2017. The dividend of $0.14 per share will be paid June 9, 2017, to holders of record on May 31, 2017, with an ex-dividend date of May 26, 2017.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of May 10, 2017, the Company had 34,877,414 shares outstanding. At March 31, 2017, the Company had 34,270,126 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of April 30, 2017 are presented below. These figures are preliminary and subject to change. The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics

•	RMBS Assets by Agency

•	Investment Company Act of 1940 (Whole Pool) Test Results

•	Repurchase Agreement Exposure by Counterparty

•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions and the expected funding of purchased assets and anticipated borrowings. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2016.

RMBS Valuation Characteristics

($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Apr 2017 CPR
Asset Category	Face	Value(1)	Price	Portfolio	Coupon	(Reported in Apr)
As of April 30, 2017
Adjustable Rate RMBS	$1,826	$1,941	$106.28	0.06%	3.52%	0.04%
10-1 Hybrid Rate RMBS	42,613	43,676	102.49	1.35%	2.55%	14.25%

Hybrid Adjustable Rate RMBS	42,613	43,676	102.49	1.35%	2.55%	14.25%

15 Year Fixed Rate RMBS	44,150	46,391	105.08	1.43%	3.50%	7.39%
20 Year Fixed Rate RMBS	165,257	176,310	106.69	5.43%	4.00%	6.60%
30 Year Fixed Rate RMBS	2,622,106	2,828,265	107.86	87.10%	4.44%	7.74%

Total Fixed Rate RMBS	2,831,513	3,050,966	107.75	93.96%	4.40%	7.68%

Total Pass-through RMBS	2,875,952	3,096,583	107.67	95.37%	4.37%	7.78%

Interest-Only Securities	829,553	104,424	12.59	3.22%	3.75%	11.31%
Inverse Interest-Only Securities	239,135	46,012	19.24	1.42%	5.23%	9.72%

Structured RMBS	1,068,688	150,436	14.08	4.63%	4.20%	10.95%

Total Mortgage Assets	$3,944,640	$3,247,019		100.00%	4.36%	8.68%

RMBS Assets by Agency

($ in thousands)
		Percentage
	Fair	of
Asset Category	Value(1)	Portfolio
As of April 30, 2017
Fannie Mae	$2,475,684	76.2%
Freddie Mac	763,129	23.5%
Ginnie Mae	8,206	0.3%

Total Mortgage Assets	$3,247,019	100.0%

Investment Company Act of 1940 Whole Pool Test

($ in thousands)
		Percentage
	Fair	of
Asset Category	Value(1)	Portfolio
As of April 30, 2017
Whole Pool Assets	$2,789,044	85.9%
Non Whole Pool Assets	457,975	14.1%

Total Mortgage Assets	$3,247,019	100.0%

(1)	Amounts in the tables above include assets with a fair value of approximately $184.6 million purchased in April 2017 which settle in May 2017, and exclude assets with a fair value of $118.6 million sold in April 2017, which settle in May 2017.

Borrowings By Counterparty

($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of April 30, 2017	Borrowings(1)	Debt	in Days	Maturity
Wells Fargo Bank, N.A.	$421,382	14.2%	13	5/12/2017
Citigroup Global Markets Inc	269,230	9.0%	37	6/16/2017
ICBC Financial Services LLC	242,611	8.1%	41	6/13/2017
RBC Capital Markets, LLC	230,111	7.7%	46	6/13/2017
Cantor Fitzgerald & Co	229,546	7.7%	51	6/21/2017
Mitsubishi UFJ Securities (USA), Inc	202,629	6.8%	78	7/17/2017
J.P. Morgan Securities LLC	202,128	6.8%	43	6/12/2017
South Street Securities, LLC	172,073	5.8%	11	5/22/2017
ED&F Man Capital Markets Inc	151,950	5.1%	38	6/12/2017
Merrill Lynch, Pierce, Fenner & Smith Incorporated	149,129	5.0%	11	5/11/2017
KGS-Alpha Capital Markets, L.P	132,035	4.4%	31	6/14/2017
Goldman, Sachs & Co	128,944	4.3%	39	6/13/2017
Daiwa Securities America Inc.	107,517	3.6%	17	5/19/2017
Guggenheim Securities, LLC	81,432	2.7%	50	6/29/2017
FHLB-Cincinnati	81,181	2.7%	3	5/1/2017
Natixis, New York Branch	70,741	2.4%	7	5/15/2017
Nomura Securities International, Inc.	65,220	2.2%	27	5/30/2017
Mizuho Securities USA, Inc	44,478	1.5%	20	5/22/2017

Total Borrowings	$2,982,337	100.0%	33	7/17/2017

(1)	In April 2017, the Company purchased assets with a fair value of approximately $184.6 million, which settle in May 2017 that are expected to be funded by repurchase agreements. These anticipated borrowings are not included in the table above.

RMBS Risk Measures

($ in thousands)

Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of April 30, 2017
Adjustable Rate RMBS	$1,941	2	10.04%	2.00%	$8	$(7)
Hybrid Adjustable Rate RMBS	43,676	69	7.55%	2.00%	643	(742)
Total Fixed Rate RMBS	3,050,966	n/a	n/a	n/a	50,067	(66,927)
Total Pass-through RMBS	3,096,583	n/a	n/a	n/a	50,718	(67,676)
Interest-Only Securities	104,424	n/a	n/a	n/a	(14,862)	11,763
Inverse Interest-Only Securities	46,012	1	6.22%	n/a	1,542	(2,956)
Structured RMBS	150,436	n/a	n/a	n/a	(13,320)	8,807
Total Mortgage Assets	$3,247,019	n/a	n/a	n/a	$37,398	$(58,869)

Funding Hedges
			Modeled	Modeled
			Interest	Interest
	Average	Hedge	Rate	Rate
	Notional	Period	Sensitivity	Sensitivity
	Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts—Short Positions	$893,750	Dec-2020	$(15,871)	$17,875
Treasury Futures Contracts—Short Positions	465,000	Jun-2027	(15,588)	20,003
Payer Swaps	800,000	Mar-2022	(12,666)	12,666
TBA Short Positions	250,000	May-2017	(7,240)	8,594

Total Hedges			(51,365)	59,138

Grand Total			$(13,967)	$269

(1)	Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.
(2)	Treasury futures contracts were valued at a price of $125.72 at April 30, 2017. The nominal contract value of the short position was $584.6 million.

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400